UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2020

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2020, the Board of Directors (the “Board”) of Energy Focus, Inc. (the “Company”) unanimously approved the appointment of Gina Huang (Mei Yun Huang) as a director of the Company effective immediately. Pursuant to the Company’s bylaws, Ms. Huang will serve until the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) and until her successor is elected and qualified, or until her earlier resignation or removal. Ms. Huang may be nominated to serve for an additional term following the expiration of her initial term. Ms. Huang will not initially serve on any committee of the Board. As a non-employee director, Ms. Huang is entitled to receive (a) an annual cash retainer of $24,000 and (b) an initial grant of 20,000 restricted stock units to vest upon the earlier of one year from the date of grant or the next annual stockholder meeting.

On March 29, 2019, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with certain investors, including and Brilliant Start Enterprise, Inc. (“Brilliant Start”) (which is controlled by Ms. Huang), for the purchase of an aggregate of $1.7 million in subordinated convertible promissory notes. Pursuant to the Note Purchase Agreement, Brilliant Start purchased $500,000 in principal amount of the subordinated convertible promissory notes. The subordinated convertible promissory notes were amended on May 29, 2019 (as amended, the “Notes”).

The Notes, which were issued on March 29, 2019, had a maturity date of December 31, 2021 and paid interest at a rate of 5% per annum until June 30, 2019 and at a rate of 10% per annum thereafter. Pursuant to the terms of the Notes, on January 16, 2020 (the first business day after the Company’s stockholders approved certain amendments to the Company’s certificate of incorporation), the Notes (including the accumulated interest thereon) converted into an aggregate of 2,709,018 shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock) at a conversion price of $0.67 per share. Upon the conversion of the Notes, Brilliant Start received 796,770 shares of Series A Preferred Stock.

Each share of Series A Preferred Stock is convertible into the Company’s Common Stock (the “Common Stock”) on a one-for-one basis, subject to adjustment as specified in the Certificate of Designation for the Series A Preferred Stock, as amended (the “Series A Certificate of Designation”). Pursuant to the terms of the Series A Certificate of Designation, each holder of outstanding shares of Series A Preferred Stock is entitled to vote with holders of the outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company. In any such vote, each share of Series A Preferred Stock is entitled to a number of votes equal to 55.37% of the number of shares of Common Stock into which such share is convertible pursuant to the Series A Certificate of Designation.

Including shares of Common Stock that Ms. Huang beneficially owned prior to the conversion of the Notes, after the Conversion of the Notes, Ms. Huang beneficially owned 1,814,160 shares (or 10.9%) of the outstanding Common Stock.

In addition, on January 30, 2020, Ms. Huang and James Tu, the Chairman and Chief Executive Officer of the Company, filed an amendment to a previously filed Schedule 13D (the “13D Amendment”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission. The 13D Amendment stated that Ms. Huang and James Tu and certain entities that they respectively control, including Brilliant Start, may be deemed to be a “group” as such term is defined in as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-5(b) promulgated thereunder (a “Rule 13d-5(b) Group”). The 13D Amendment further stated that, assuming these persons are a Rule 13d-5(b) Group, they would collectively have shared voting and dispositive power over 3,038,413 shares (or 17.3%) of the Common Stock.

On February 21, 2019, the Company and certain stockholders of the Company (collectively, the “Investor Group” and each an “Investor”), including Gina Huang and James Tu and certain entities that they respectively control, including Brilliant Start, entered into an agreement (the “Agreement”) providing for the appointment of two new independent directors to the Board. The new independent directors, Jennifer Y. Cheng and Geraldine McManus, were proposed by the stockholders and appointed to the Board on February 21, 2019 and currently serves as members of the Board.

Under the Agreement, the Company agreed to (i) increase the size of the Board by two members; (ii) not increase the size of the Board in excess of eight members; (iii) appoint Jennifer Cheng and Ms. McManus to the Board for the term ending at the annual meeting of stockholders to be held in 2019 (the “2019 Annual Meeting”) and nominate Jennifer Cheng and Ms. McManus for election as director to the Board at the 2019 Annual Meeting; (iv) recommend that the stockholders vote in favor of the election of Jennifer Cheng and Ms. McManus; and (v) solicit proxies for the election of Jennifer Cheng and Ms. McManus at the 2019 Annual Meeting.

The Investor Group agreed to comply with the terms of customary standstill provisions and the parties agreed to customary non-disparagement provisions. These provisions terminate on the earlier of (i) sixty calendar days prior to the start of the

Company’s advance notice period for the nomination of directors for election at the 2020 annual meeting of stockholders under the Stockholder’s bylaws and (ii) the happening of a Termination Event (as defined below). Under the Agreement, a “Termination Event” consists of any of the following: (i) the announcement by the Company of a definitive agreement with respect to any extraordinary transaction that would result in the acquisition by any person or group of more than 50% of the Company’s outstanding shares, (ii) the commencement of any tender or exchange offer (by a person other than the Investors or their affiliates) which, if consummated, would constitute an extraordinary transaction that would result in the acquisition by any person or group of more than 50% of the Company’s outstanding Shares, where the Company files a Schedule 14D-9 (or any amendment thereto), other than a “stop, look and listen” communication by the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, that does not recommend that the Company’s stockholders reject such tender or exchange offer or (iii) the adoption by the Board of any amendment to the Certificate of Incorporation or Bylaws of the Company that would reasonably be expected to substantially impair the ability of a stockholder to submit nominations for election to the Board or stockholder proposals in connection with any future Company annual meeting of stockholders. In addition, the parties agreed to the release and discharge of certain claims.

The Agreement will terminate on the date of 2020 annual meeting of Issuer’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2020

ENERGY FOCUS, INC.

	By:	/s/ Tod Nestor
	Name:	Tod Nestor
	Title:	President, Chief Financial Officer and Secretary